Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Announces Initial Results from Guadalupe de los Reyes Drilling Program

Denver, Colorado, January 19, 2012- Vista Gold Corp. (TSX & NYSE Amex Equities: VGZ) (“Vista”) is pleased to announce the results of its initial drilling program for the Guadalupe de los Reyes gold-silver project in Sinaloa, Mexico.  In November 2011, Vista initiated an exploration drilling program on the project.  With the results of the first 10 core holes, we have begun to achieve our objectives of:

•                  Obtaining core for metallurgical testing from the stockwork that is the host for the project’s current reported estimated resource in support of a planned Preliminary Economic Assessment (“PEA”);

•                  Testing for the potential for high gold and silver grades in the underlying low-sulfidation epithermal vein systems, with hole 11GW-001 intersecting 1.5 meters of 5.46 grams/ton (“g/t”) gold and 645.7 g/t silver at 60 meters below surface; and

•                  Confirming the historic reverse circulation drill results with diamond core drilling.

Prior to the holiday break this past December, Vista completed 10 diamond core holes totaling 1,470 meters.  All of the holes targeted the Guadalupe vein system which can be traced over a distance of 4.5 kilometers.  Approximately 2.5 kilometers of strike length was extensively developed by historic mining with underground workings extending 400 meters vertically.

A drill hole map, together with typical sections showing the relationship between the stockwork and low-sulfidation epithermal (“LSE”) veins can be found on our website at http://www.vistagold.com/guadalupe.php?subpage=figures_idp.

In the Guadalupe West area, six holes were drilled down dip and along strike from previous drilling.  Three additional holes were drilled to explore the projection of the vein to the east in an area with no prior drilling.  These holes were designed to test potential veining below surface stockwork outcrops that have returned assays ranging from 1 to 4 g/t gold.  The final hole targeted high grade mineralization east of the main area of historic production.

Six of the 10 holes intersected 10 to 40 meters of quartz veins and stockwork zones.  In this area the vein is typically five to eight meters wide with stockwork veining extending an additional 20 to 30 meters up the hole.  Assays are still pending from the final hole.

The following table summarizes the results of the drilling program.  The drilling was oriented to intersect the vein system at right angles to provide a close approximation of true width.

Drill	INTERVAL		INCLUDING		Composite (Minimum 15 ft	Thickness	Au	Ag	Au
Hole	From	To	From	To	Cutoff (g/t)	(m)	g/t	g/t	equiv*
11GW-001	53.5	60.5			0.5	7.0	2.22	249 .0	6.37
			56.6	58.1	4.0	1.5	5.46	645.7	16.22
	107.0	109.6			0.5	2.6	1.88	6.9	2.0
11GW-002	70.2	71.2			0.5	1.0	0.61	37.7	1.24
	88.9	96.9			0.5	8.0	0.67	56.9	1.62
11GW-003	77.6	79.6			0.5	2.0	2.16	23.3	2.55
	82.6	84.6			0.5	2.0	3.23	59.3	4.22
	91.1	93.1			0.5	2.0	0.88	20.9	1.23
	96.1	103.7			0.5	7.6	1.79	97.1	3.41
11GW-004	114.7	116.7			0.5	2.0	0.54	6.7	0.65
11GW-005	50.1	51.9			0.5	1.8	1.16	47.6	1.95
	58.9	61.9			0.5	3.0	0.53	5.2	0.62
	74.1	77.1			0.5	3.0	0.51	20.3	0.85
11GW-006	64.8	70.2			0.5	5.4	1.39	27.3	1.85
	73.7	94.0			0.5	20.3	1.60	40.0	2.27
11GW-007					No significant mineralization
11GW-008					No significant mineralization
11GW-009	21.4	24.4			0.5	3.0	1.28	211	4.80
11GV-001					Assays Pending

*calculated at 60:1 Ag:Au

Frank Fenne, Vista’s Vice President of Exploration commented, “This initial phase of core drilling at Guadalupe de los Reyes confirmed that we are in a district that is host to a system of LSE veins with the potential for higher gold and silver grades, particularly when you look at the intercepts from hole 11GW-001.  This is only the first round of core drilling we have undertaken in the district, however, and we are still in the early stages of our understanding of the system.  Based on these initial holes, the stockwork appears to be more extensive than previously contemplated and, therefore, we are now drilling deeper holes as the program continues.”

Drilling resumed at Guadalupe de los Reyes on January 5, 2012, and a second drill is scheduled to arrive on site on January 20, 2012.  The planned program of 4,000 meters of core drilling is expected to be completed by the end of the first quarter of 2012.  Vista plans to complete a PEA for an open pit project during 2012.

This drilling program, including the logging, photographing, and sampling by contractors of Vista, was conducted under the supervision of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were shipped to the ALSChemex sample prep lab in Hermosillo, Mexico.  Prepared sample pulps were shipped by ALSChemex to its assay lab in Vancouver.    Gold was analyzed using a 50 gram fire assay with an atomic absorption spectroscopy (“AAS”) finish.  Silver was initially analyzed using a 41 element ICP analysis using a four acid digestion.  Silver assays greater than 100 g/t were re-assayed using a 50 gram fire assay with a gravimetric finish and these results replaced the AAS finish. An on-going quality control/quality assurance protocol is employed in the program that includes standards and blanks in every batch of assays.  Check assays were conducted on every 20th sample by a second independent laboratory.  Sampling, sample custody, preparation and assaying were completed in compliance with NI 43-101 standards.

About Vista Gold Corp.

Vista is focused on the development of its Mt. Todd gold project in Northern Territory, Australia, and its Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer.  After the initial public offering of the common shares of Midas Gold Corp. (“Midas”), Vista held approximately 30% of Midas’ common shares.  Midas has a large exploration property in Idaho, including the Yellow Pine property previously held by Vista. Vista’s other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources,  the timing, amount of drilling and results of the drilling program at Guadalupe de los Reyes gold-silver project, the timing and preparation of the PEA for the Guadalupe de los Reyes gold-silver project, the potential for higher silver and gold grades at the Guadalupe de los Reyes gold-silver project, timing and delivery of an additional drill at the Guadalupe de los Reyes gold-silver project and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated drilling activities at the Guadalupe de los Reyes gold-silver project and the completion of the PEA, risks related to the timing and the ability to obtain the necessary permits for the drilling program at the Guadalupe de los Reyes gold-silver project, risks related to the timing and delivery  an additional drill at the Guadalupe de los Reyes gold-silver project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q, as filed November 9, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the terms “estimated resource”. We advise U.S. investors that while this term is recognized by Canadian regulations, this term is not a defined term under the United States Securities and Exchange Commission’s (the “SEC”)  Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. These mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.